UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

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ValueVision Media, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 20, 2014, ValueVision Media, Inc. (the “Company”) issued a press release containing a letter from the Company to Clinton Relational Opportunity Master Fund, L.P. A copy of the press release is set forth below.

For Immediate Release

ValueVision Sends Letter to Clinton Group

Offers Clinton Group Opportunity to Remedy Apparent Disclosure Defects in

Notice of Annual Meeting Proposals Under the Company’s By-laws

MINNEAPOLIS, MN – MAY 20, 2014 — ValueVision Media, Inc. (NASDAQ: VVTV) (“ValueVision” or the “Company”), a multichannel electronic retailer via TV, Internet and mobile, is today sending a letter to Clinton Relational Opportunity Master Fund, L.P. (together with its affiliates, “Clinton”). ValueVision is also filing a copy of the letter with the Securities and Exchange Commission.

Clinton is seeking to take control of ValueVision’s Board of Directors by nominating six people for election to the Company’s eight-member Board at the Company’s upcoming June 18 Annual Meeting. Based on a review of Clinton’s recent SEC filings and other public disclosures, it appears that Clinton has not satisfied the requirement under the Company’s By-laws to provide updated information to the Company about, among other things, Clinton’s beneficial ownership of ValueVision shares and its derivative positions as of the record date for the Annual Meeting.

In its letter, ValueVision informs Clinton that although the Company’s By-laws (in place since 2010) require ValueVision to invalidate Clinton’s nominations and proposals, ValueVision’s Board of Directors is willing to consider amending the Company’s By-laws to provide Clinton with a special exception for the June 18 Annual Meeting so that its nominees may stand for election and its proposals may be presented at the meeting. This exception would only be granted if Clinton promptly provides any required updates by 5:00 p.m. Eastern Time on Thursday, May 22, 2014 and continues to comply with all other requirements of ValueVision’s By-laws through the Annual Meeting.

The ValueVision Board of Directors notes that this is the second time it has attempted to accommodate Clinton following a failure by Clinton to comply with clear requirements under ValueVision’s By-laws. In November 2013, Clinton neglected to comply with ValueVision’s By-laws in connection with its request for a Special Meeting of Shareholders. Despite the numerous substantive defects in Clinton’s Special Meeting notice, the Company nevertheless scheduled a Special Meeting to give its shareholders an opportunity to express their opinions on Clinton’s proposals, only to see Clinton abandon its proposals and refuse to participate in the Special Meeting that had been scheduled for March 2014.

In the event of any further non-compliance or in the event Clinton does not timely provide all information required under the By-laws, the Company and its Board of Directors reserve the right to take any actions and to carry out their obligations under the By-laws, including declaring Clinton’s nominations and proposals not properly brought before the Annual Meeting.

The full text of the letter is below:

Clinton Relational Opportunity Master Fund, L.P.

c/o Clinton Group, Inc.

Attn: John Hall and Gregory Taxin

601 Lexington Avenue, 51st Floor

New York, New York 10022

Schulte Roth & Zabel LLP

Attn: Marc Weingarten and David Rosewater

919 Third Avenue

New York, New York 10022

RE:	ValueVision Media, Inc. Annual Meeting

Dear Messrs. Hall and Taxin:

We write to follow-up on our earlier correspondence concerning the “Stockholder Notice of Intent to Present Proposals and Nominate Persons for Election as Directors at an Annual Meeting of Shareholders of ValueVision Media, Inc.” (the “Notice Letter”) sent to ValueVision Media, Inc. (the “Company”) by Clinton Relational Opportunity Master Fund, L.P. (together with its affiliates, “Clinton”) on February 24, 2014, in which Clinton notified the Company of its intent to nominate six people for election to the Company’s Board of Directors and to present certain proposals to amend the Company’s By-laws (the “By-laws”) at the Company’s upcoming 2014 Annual Meeting of Shareholders (the “Annual Meeting”). As you know, the Company raised no objections to the Notice Letter based on the information available to us at the time.

Today, we write because it appears that Clinton may not have supplemented certain material information that it is required to provide to the Company under the By-laws. In this letter, we offer a path that will allow Clinton to supplement its Notice Letter in order to ensure that the Company and its shareholders have materially complete information in advance of the Annual Meeting while remaining compliant with the Company’s By-laws.

Sections 3.2(d) and 4.3(d) of the Company’s By-laws, which have been in place since 2010, required Clinton to deliver notice of any updates or supplements necessary to make the Notice Letter true and correct as of the May 2, 2014, record date for the Annual Meeting to the Company’s Secretary no later than the fifth business day after such record date, which was May 9, 2014. The Company received no such notice. Based on our review of the proxy solicitation materials that Clinton recently filed with the Securities and Exchange Commission (the “SEC”) and posted to its proxy campaign website, together with other publicly available information, it appears that certain of the information included in the Notice Letter – information that could be material to our shareholders – may need to be updated or supplemented.

Among other purposes, the Company’s By-laws provide for full, correct and complete disclosure of relevant information by shareholders that intend to nominate directors at, or bring proposals before, a meeting of the Company’s shareholders. We believe updated information from Clinton may be material to a shareholder’s consideration of Clinton’s nominations and proposals at the Annual Meeting, but we have no way of confirming this because the required updates and supplements have not been provided to the Company, as required by the By-laws.

Although the deadline for delivering the updated information required by Sections 3.2(d) and 4.3(d) of our By-laws has already passed and the By-laws now expressly require the Company to declare Clinton’s nominations and proposals invalid “[w]ithout qualification,” the Company’s Board of Directors is prepared to work with Clinton to explore legally permissible avenues for Clinton to present its nominations and proposals at the Annual Meeting (including amending the By-laws to retroactively extend the deadline for Clinton’s delivery of the requisite updated information), but only if (i) Clinton promptly delivers any updates or supplements required under Sections 3.2(d) and 4.3(d) of our By-laws no later than 5:00 p.m. Eastern Time on Thursday, May 22, 2014, (ii) Clinton timely provides any further updates or supplements required under Sections 3.2(d) and 4.3(d) of our By-laws, and (iii) Clinton continues to comply in all other respects with the requirements of our By-laws pertaining to the Annual Meeting.

Set forth below is a list of information that, based on our review of Clinton’s proxy solicitation materials filed with the SEC and posted to its proxy campaign website, appears Clinton may need to update or supplement so that the Notice Letter shall be true and correct as of the May 2, 2014 record date for the Annual Meeting, as required by our By-laws:

•	Any “Synthetic Equity Interests” or “Short Interests” (including any interests in ValueVision options or other derivatives) pursuant to Sections 3.2(c)(ii) and 4.3(c)(ii) of the By-laws. In its definitive proxy statement, Clinton generically states that it has entered into options contracts with expiration dates as late as June 21, 2014, but only discloses a range of strike prices and a range of the number of open options contracts at different times throughout the year. No options with June 2014 expiration dates were disclosed to the Company in the Notice Letter. In addition, our By-laws require disclosure to the Company of more meaningful information about Clinton’s “Synthetic Equity Interests” and “Short Interests,” so that the Company and its shareholders can understand and assess the net impact of these arrangements on Clinton’s economic interest in the Company.

•	Any investment relationships (or any other material arrangements) among Clinton and its nominees pursuant to Sections 3.2(c)(iii)(C) and 4.3(c)(iii)(C) of the By-laws. On its campaign website, Clinton states that its nominees “are not affiliated in any way” with Clinton. However, the Notice Letter, as well as Clinton’s prior SEC filings, disclosed various limited partnership, capital contribution and feeder fund arrangements among Clinton and two of its director nominees, Mr. Bozek and Mr. Beers. It is unclear to us whether these arrangements are still in place. By omitting any reference to these arrangements, Clinton’s definitive proxy statement and campaign website certainly leave the impression that they no longer exist; however, the Notice Letter has not been appropriately updated if this is the case.

•	Beneficial ownership information pursuant to Sections 3.2(c)(i) and 4.3(c)(i) of the By-laws. Clinton’s beneficial ownership of shares in the Company included in the Notice Letter (2,261,445 shares as of February 21, 2014), as well as the beneficial ownership information included in Clinton’s letter to the Company dated May 1, 2014 demanding access to certain books and records (2,447,629 shares as of May 1, 2014), was significantly greater than Clinton’s beneficial ownership disclosed in its recent preliminary and definitive proxy statement filings with the SEC (most recently, 1,976,090 shares as of May 9, 2014). Also, none of Clinton’s proxy statement filings with the SEC disclose beneficial ownership information as of the record date for the Annual Meeting, as required by the By-laws.

Only Clinton is in a position to determine whether the list above is exhaustive. However, as before, we are happy to make our counsel available to discuss this situation with you in more detail at your convenience. We are willing to work with you quickly in order to communicate any material or otherwise pertinent information to our shareholders well in advance of the Annual Meeting while ensuring Clinton’s complete compliance with the Company’s By-laws. In the event of any further non-compliance by Clinton with our By-laws, or in the event that Clinton does not timely provide all required information, the Company and its Board of Directors reserve the right to take any actions and to carry out their obligations under the By-laws, including declaring Clinton’s nominations and proposals not properly brought before the Annual Meeting.

Sincerely,

/s/ Teresa Dery

Teresa Dery

Senior Vice President, General Counsel and Corporate Secretary

ValueVision Media, Inc.

cc:	Board of Directors, ValueVision Media, Inc.

Advisors

Jefferies LLC is acting as financial advisor and Simpson Thacher & Bartlett LLP and Barnes & Thornburg LLP are acting as legal advisors to ValueVision.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to sign any Gold proxy card sent to you by Clinton. If you have already done so, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card TODAY in the postage-paid envelope provided. If you hold your shares in Street-name, your custodian may also enable voting by telephone or by Internet—please follow the simple instructions provided on your WHITE proxy card.

About ValueVision Media

ValueVision Media, Inc. is a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. ValueVision transitioned its consumer brand to ShopHQ from ShopNBC in fiscal 2013. ValueVision’s television network reaches over 86 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including the Company’s 2014 Annual Meeting of Shareholders. On May 9, 2014, the Company filed with the Securities and Exchange Commission (“SEC”) a proxy statement and a WHITE proxy card in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the Company’s 2014 Annual Meeting of Shareholders is included in the proxy statement filed by the Company with the SEC in connection with such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. The proxy statement for the 2014 Annual Meeting of Shareholders is available, and any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available, free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

Contacts

Media:

Dawn Zaremba

ShopHQ

dzaremba@shophq.com

(952) 943-6043 O

Tim Lynch / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors:

David Collins / Eric Lentini

Catalyst Global LLC

vvtv@catalyst-ir.com

(212) 924-9800 O

(917) 734-0339 M

Arthur Crozier / Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

(212) 750-5833